Exhibit 99.1

FOR IMMEDIATE RELEASE
Ancestry.com elects Facebook’s Mike Schroepfer to Board of Directors
PROVO, Utah, January 20, 2011 — Ancestry.com Inc. (Nasdaq: ACOM), the world’s largest online family history resource, today announced the addition of Mike Schroepfer to its board of directors. Schroepfer, currently Vice President of Engineering at Facebook, becomes Ancestry.com’s eighth director and increases the independent majority on the Board. He has been appointed as a Class II director and will stand for re-election at the next annual stockholder meeting.
“I’m incredibly pleased to welcome Mike Schroepfer to our board,” said Tim Sullivan, Chief Executive Officer of Ancestry.com. “As the senior engineer for one the world’s great internet product and technology platforms, Mike can help us as we seek to make our service even more amazing and useful for anyone interested in who they are and where they came from.”
“Ancestry.com has built a wonderful product and a great business,” said Mike Schroepfer. “I’m excited to join the board at a time when the company has such an opportunity to further build out its product experience. I look forward to working with the board and Ancestry.com’s management team as the company pursues its unique mission.”
As Vice President of Engineering at Facebook, Schroepfer leads the company’s engineers who write the code used by hundreds of millions of people each day. Before Facebook, Mike was the Vice President of Engineering at Mozilla Corporation, where he led the global and open product development process behind Firefox. He was formerly a distinguished engineer at Sun Microsystems, which acquired his company, CenterRun. He began his career working at various start-ups including a digital-effects software company, where software that he built was used in several major motion pictures. Schroepfer holds a bachelor’s degree and a master’s degree in computer science from Stanford University and has filed two U.S. patents.
About Ancestry.com
Ancestry.com Inc. (Nasdaq: ACOM) is the world’s largest online family history resource, with nearly 1.4 million paying subscribers. More than 6 billion records have been added to the site in the past 14 years. Ancestry users have created more than 20 million family trees containing over 2 billion profiles. Ancestry.com has local Web sites directed at nine countries that help people discover, preserve and share their family history, including its flagship Web site at www.ancestry.com.
Forward-looking Statements
This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated in these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “appears,” “may,” “designed,” “expect,” “intend,” “focus,” “seek,” “anticipate,” “believe,” “estimate,” moving,” “predict,” “potential,” “should,” “continue” or “work” or the negative of these terms or other comparable terminology. These statements include statements describing our subscriber base, our reach, our activities to enhance subscribers’ experience, our activities to promote our products, our business outlook, our leadership position, our opportunities, our personnel and prospects for growth. These forward-looking statements are based on information available to us as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, such risks and uncertainties include difficulties encountered in integrating acquired businesses and retaining customers; failure of our products or technologies to continue to meet customer demand; the adverse impact of competitive product announcements; changes in overall economic conditions; the loss or inability to attract key employees; competitors’ actions; pricing and gross margin pressures; and the inability to control costs and expenses.

Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010, and in discussions in other of our SEC filings.
These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.
For more information:

Investors:	Media:
Ancestry.com Inc.	Ancestry.com Inc.
Ryan Ostler	Heather Erickson
(801) 705-7942	(801) 705-7104
rostler@ancestry.com	herickson@ancestry.com